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                                                                    Exhibit 99.1

                       [VLASIC FOODS INTERNATIONAL LOGO]


                                                         CONTACT: David Pauker
                                                                  (856) 969-7100


            VLASIC FOODS' COMPLETES SALE OF ITS PICKLE, FROZEN FOOD,

          AND BBQ SAUCE BUSINESSES TO HMTF'S PINNACLE FOODS CORPORATION



         CHERRY HILL, NJ - MAY 23, 2001 -- Vlasic Foods International (OTC Bulletin Board: VLFIQ) today announced that it has completed the Company's previously announced agreement to sell the assets of its North American businesses to Pinnacle Foods Corporation, an affiliate of Hicks, Muse, Tate & Furst Incorporated.


FORWARD LOOKING STATEMENT

This release contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company believes the assumptions underlying the forward-looking statements, including those relating to planned divestitures, financial restructuring, financing, and the strategic review process are reasonable. However, any of the assumptions could be inaccurate, and therefore there can be no assurance that the forward-looking statements contained in this release will prove to be accurate. Additional information that could cause actual results to vary materially from the results anticipated may be found in the Company's most recent Form 10-K and other reports filed with the Securities Exchange Commission. Furthermore, the Company disclaims any obligation or intent to update any such factors or forward-looking statements to disclaim future events and developments.